As filed with the Securities and Exchange Commission on October 10, 2008

                                                       Registration No. 333-____

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                         ------------------------------

                                 SIX FLAGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                                               13-3995059
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                         ------------------------------

                            1540 Broadway, 15th Floor
                            New York, New York 10036
                                 (212) 652-9403
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

              SIX FLAGS, INC. 2008 STOCK OPTION AND INCENTIVE PLAN
                              (Full Title of Plan)
                              JAMES COUGHLIN, ESQ.
                                 SIX FLAGS, INC.
                            1540 Broadway, 15th Floor
                            New York, New York 10036
                                 (212) 652-9403
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent for Service)

                         ------------------------------

                          Copies of Communications to:

                              Dennis J. Block, Esq.
                           William P. Mills, III, Esq.
                        Cadwalader, Wickersham & Taft LLP
                           One World Financial Center
                            New York, New York 10281
                                 (212) 504-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

Large accelerated filer [_]                        Accelerated filer [X]

Non-accelerated filer [_]                          Smaller reporting company [_]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

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                                      Proposed      Proposed
                                       Maximum       Maximum
Title of                 Amount       Offering      Aggregate       Amount of
Securities to             to Be       Price Per     Offering      Registration
Be Registered         Registered(1)     Share         Price            Fee
================================================================================
Common Stock,
  par value
  $0.025 per share     3,250,000(2)   $0.40(3)    $1,300,000(3)       $51.09
================================================================================

(1) Plus such indeterminate number of shares of common stock as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Represents the registration of an aggregate of 3,250,000 shares of common stock of Six Flags, Inc. issuable pursuant to the Six Flags, Inc. 2008 Stock Option and Incentive Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the common stock ($0.40) on the New York Stock Exchange on October 9, 2008.

                                EXPLANATORY NOTE

      This Registration Statement on Form S-8 (the "Registration Statement") registers future issuances of up to 3,250,000 shares of common stock of Six Flags, Inc. issuable pursuant to the Six Flags, Inc. 2008 Stock Option and Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information required by Part I of this Registration Statement will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed with the SEC by Six Flags, Inc. (the "Company" or the "Registrant") are incorporated herein by reference:

      o The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on March 13, 2008;

      o The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, filed with the SEC on May 8, 2008;

      o The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, filed with the SEC on August 5, 2008;

      o The Company's Current Reports on Form 8-K filed on May 28, 2008, June 19, 2008 and October 10, 2008; and

      o The description of the Company's common stock, par value $0.025 per share, contained in its Registration Statement on Form 8-A filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on December 11, 1997, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests Of Named Experts And Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      The Registrant is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment to its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transactions from which a director derived an improper personal benefit. Article Seventh of the Restated Certificate of Incorporation of the Registrant has eliminated the personal liability of directors to the fullest extent permitted by Subsection (b)(7) of Section 102 of the DGCL.

      Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding provided that the director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that the director or officer has no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit provided that the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which the director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for the expenses which the Court of Chancery or another court shall deem proper.

      Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against liabilities under Section 145.

      The Restated Certificate of Incorporation of the Registrant provides that it will to the fullest extent permitted by the DGCL indemnify all persons whom it may indemnify pursuant to the DGCL. The Registrant's By-laws contain similar provisions requiring indemnification of the Registrant's officers to the fullest extent authorized by the DGCL. In addition, the Registrant's Restated Certificate of Incorporation contains a provision limiting the personal liability of the Registrant's directors for monetary damages for certain breaches of their fiduciary duty. The Registrant has indemnification insurance under which directors and officers are insured against certain liability that may incur in their capacity as such.

Item 7. Exemption From Registration Claimed.

      Not applicable.

Item 8. Exhibits.

  Exhibit No.                              Description
  -----------                              -----------

     5.1*        -      Opinion of James M. Coughlin, Esq., General Counsel

    10.1         -      Six Flags, Inc. 2008 Stock Option and Incentive Plan
                        (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed on May 28, 2008)

    23.1*        -      Consent of Independent Registered Public Accounting Firm

    24.1*        -      Powers of Attorney (included in signature page to
                        Registration Statement)

   * Filed herewith.

Item 9. Undertakings.

      The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (1) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that the undertakings set forth in paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or
      Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 10th day of October, 2008.


                                SIX FLAGS, INC.


                                By: /s/ Mark Shapiro
                                    ------------------------------------
                                    Name:  Mark Shapiro
                                    Title: President and Chief Executive Officer

                                POWER OF ATTORNEY

      Each person whose individual signature appears below hereby authorizes and appoints James M. Coughlin as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act, including to sign the Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities and on the dates indicated.

Name                            Title                          Date
----                            -----                          ----

/s/ Mark Shapiro                President, Chief Executive     October 10, 2008
-----------------------------   Officer (Principal
Mark Shapiro                    Executive Officer) and
                                Director

/s/ Jeffrey Speed               Chief Financial Officer        October 10, 2008
-----------------------------   (Principal Financial
Jeffrey Speed                   Officer)

/s/ Kyle Bradshaw               Senior Vice President,         October 10, 2008
-----------------------------   Finance and Chief Accounting
Kyle Bradshaw                   Officer (Principal
                                Accounting Officer)

/s/ Daniel M. Snyder            Chairman of the Board and      October 10, 2008
-----------------------------   Director
Daniel M. Snyder

/s/ Charles Elliott Andrews     Director                       October 10, 2008
-----------------------------
Charles Elliott Andrews

/s/ Mark Jennings               Director                       October 10, 2008
-----------------------------
Mark Jennings

/s/ Jack F. Kemp                Director                       October 10, 2008
-----------------------------
Jack F. Kemp

/s/ Robert J. McGuire           Director                       October 10, 2008
-----------------------------
Robert J. McGuire

/s/ Perry Rogers                Director                       October 10, 2008
-----------------------------
Perry Rogers

/s/ Dwight C. Schar             Director                       October 10, 2008
-----------------------------
Dwight C. Schar

-----------------------------   Director
Harvey Weinstein

                                  EXHIBIT INDEX

  Exhibit No.                              Description
  -----------                              -----------

     5.1*        -      Opinion of James M. Coughlin, Esq., General Counsel

    10.1         -      Six Flags, Inc. 2008 Stock Option and Incentive Plan
                        (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed on May 28, 2008)

    23.1*        -      Consent of Independent Registered Public Accounting Firm

    24.1*        -      Powers of Attorney (included in signature page to
                        Registration Statement)

   * Filed herewith.